EXHIBIT 99.1

Investor Contact:
Anthony C. Weagley
Chief Executive Officer & President
610-695-3648; tweagley@malvernfederal.com

Media Contact:
David Culver
610.254.7426; dculver@btcmarketing.com

Malvern Bancorp and Malvern Federal Savings Bank Announce Changes in Board
 Leadership
F. Claire Hughes, Jr., steps down from chairmanship and will be succeeded by vice chairman George E. Steinmetz; board member Therese H. Woodman is new vice chair.

PAOLI, Pa. – October 15, 2014 – Malvern Bancorp, Inc. (Nasdaq: MLVF) (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), has announced changes in leadership of the boards of directors of the Company and the Bank. Vice chairman George E. Steinmetz has assumed the chairmanship, and board member Therese H. Woodman has been named vice chair of the Company’s and the Bank’s board of directors. F. Claire Hughes, who previously served as chairman of the board, will continue to serve as a director.

“I’d like to thank Claire for serving as board chairman for the past seven years,” said Anthony C. Weagley, president and CEO of the Company and the Bank. “The Bank has benefited from his business acumen and dedication. We wish him well in his retirement years and look forward to his continued presence and contributions as a board member.”

“In George and Therese, we are fortunate to have two very capable individuals to take over the chairman and vice chair responsibilities. I look forward to working with them more closely to continue to strengthen the Company and the Bank and position us as the bank of choice along the Main Line.”

Steinmetz has served on the board since 2007. Since 2002, he has been the owner of Matthews Paoli Ford and has served on several local boards. He is also the member of the Advisory board for Dealer Track a national automotive company.

Woodman has served on the board since 2009. Since 2001, she has been township manager for East Whiteland Township. Prior to her position at East Whiteland Township, Woodman was the assistant township manager for Tredyffrin Township. She serves on the board of directors of the Chester County Water Resources Authority, the Transportation Management Association of Chester County and the Woodlynde School.

About Malvern Federal

Malvern Bancorp, Inc. is the holding company for Malvern Federal Savings Bank.  Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank organized in 1887, and it now serves as one of the oldest banks headquartered on Philadelphia’s Main Line.  For more than a century, Malvern Federal has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity. The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, as well as seven financial centers located throughout Chester and Delaware Counties, Pa. Its primary market niche is providing personalized service to its client base. The Bank focuses its lending activities on retail clients, commercial lending to small and medium-sized businesses, real estate developers and high-net-worth individuals.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://www.malvernfederal.com

Forward-Looking Statements
This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

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